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                            [TALLEY INDUSTRIES LOGO]

                                                  [TALLEY INDUSTRIES LETTERHEAD]

                                                                  April 29, 1997

                               A MATTER OF TRUST

Dear Talley Stockholder:

Who can you trust with your investment in Talley Industries? Two dissident stockholders hand-picked, solely financed, indemnified and led by Saad Alissa, want you to trust them with your upcoming proxy vote. Talley's management and directors believe that Alissa, and his new, constantly changing slate of directors, don't deserve your trust.

Consider the following: Saad Alissa, their leader, has never been an officer or on the board of a public company. He runs the family investments from Saudi Arabia and has no publicly available record of business experience in the United States. Is he worthy of your trust? Is he qualified to control two seats on the Talley board? TALLEY'S MANAGEMENT AND DIRECTORS URGE YOU TO VOTE FOR YOUR CONTINUING DIRECTORS, AND VOTE AGAINST ALISSA'S NOMINEES AND HIS PROPOSALS.

            VOTE AGAINST SAAD ALISSA                            VOTE FOR TALLEY
               BECAUSE WE BELIEVE:                  MANAGEMENT'S DIRECTOR NOMINEES BECAUSE:
    HIS PROPOSALS ARE RECKLESS:                         THE COMPANY HAS BEEN TURNED AROUND BY THIS
    Alissa proposed a stock buy-back that could         MANAGEMENT:
    have required the liquidation of the Company.       -- Won the TRW litigation
    Is that what he wants to do? Would that help        -- Got out of unprofitable real estate
    your investment?                                    -- Cut debt by more than half
                                                        -- Improved the balance sheet
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    HE DOESN'T UNDERSTAND HOW THE COMPANY WORKS:        MANAGEMENT IS MOVING AHEAD WITH IMPORTANT NEW
    His proposal would have required the Company        INITIATIVES:
    to break its debt covenants. Didn't he know         -- Hired J.P. Morgan Securities Inc.
    this? Or didn't he care?                            -- Sold the Canadian Steel business
                                                        -- Developing the next generation of airbag
                                                           technology
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    HE IS OUT FOR HIS OWN INTERESTS NOT YOURS:          TALLEY IS PARTNERING WITH LEADING COMPANIES IN
    Alissa has also proposed that the Company           GROWING BUSINESSES:
    strip away shareholder protections there to         On April 11th, General Motors' Delphi
    prevent a single large shareholder, like him,       Automotive Systems reached an agreement in
    from exerting unfair influence on the company.      principle with Talley to develop and
    Why has he complained about "shark repellents"      manufacture advanced technology automotive
    if he's not a shark? Is he looking out for all      airbag inflators.
    stockholders or just himself?
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    HE CAN'T MAKE UP HIS MIND:                          MANAGEMENT HAS A PROVEN RECORD OF PERFORMANCE:
    First Alissa proposed three directors. Then he      Between 1991 and 1996, Talley stock provided a
    tried to change one of his nominees and now he      total return of 111% compared to only 103% for
    has decided to nominate only two. If he can't       the S&P 500. Clearly, Talley has been a good
    even decide who his own representatives should      investment for its stockholders.
    be, how will he make important decisions about
    Talley's business?
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    HE CAN'T BE TRUSTED WITH YOUR INVESTMENT.           MANAGEMENT HAS EARNED YOUR TRUST AND WILL
                                                        CONTINUE TO EARN IT.
-
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What your Company needs now is the continuity of a management you can trust: an experienced and steady management and board that know the Company, understand the challenges and opportunities ahead. Our existing management is on the right course. Don't let dissidents lead the Company astray.

The Company does not need Alissa and his associates. They have made it clear, in our judgment, that they don't deserve your trust and they don't care about your investment.

TALLEY MANAGEMENT AND DIRECTORS URGE YOU TO VOTE FOR MANAGEMENT'S DIRECTOR
NOMINEES AND AGAINST MR. ALISSA'S PROPOSALS.

Sincerely,

/s/ WILLIAM H. MALLENDER

William H. Mallender
Chairman of the Board
Talley Industries, Inc.
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                             YOUR VOTE IS IMPORTANT

Regardless of how many shares you own, your vote is important.

- The Board urges you to DISCARD the blue proxy card recently sent to you by "SCREAM." A "Withhold Authority" vote on SCREAM's blue proxy is not a vote for Talley's nominees. To vote FOR your Company's nominees you must exercise a WHITE proxy card.

- If you are a registered stockholder or a participant in the Talley Savings
  Plus plan, simply sign, date and mail the enclosed WHITE proxy card in the postage paid envelope provided.

- If your shares are held in the name of a bank or broker, only that bank or broker can vote your shares upon receipt of your specific instructions. Please call your bank or broker and instruct your representative to vote your shares for management's nominees and against Alissa's proposals.

- If you have already voted a proxy card solicited by "SCREAM" you have every legal right to change your vote by signing, dating and mailing the enclosed
  WHITE proxy card in the postage paid envelope provided. Only your latest dated proxy card will be counted.

- The Board of Directors recommends that you vote FOR management's slate of Directors and AGAINST Alissa's proposals on the enclosed WHITE proxy card.

If you have any questions, or require assistance in voting your shares, please call our proxy solicitors:

                                          Kissel-Blake Inc.
                                          110 Wall Street
                                          New York, New York 10005
                                          Toll Free: 800-554-7733
                                          Banks and Brokers call: (212) 344-6733